                                                                    Exhibit 10.6

                           Second Amended and Restated
                           Loan and Security Agreement

                                  by and among

                    CONGRESS FINANCIAL CORPORATION (WESTERN)
                                   as Lender

                                      and

                          CENTRAL GARDEN & PET COMPANY
                    MATTHEWS REDWOOD AND NURSERY SUPPLY, INC.
                            FOUR PAWS PRODUCTS, LTD.
                           EZELL NURSERY SUPPLY, INC.
                          KAYTEE PRODUCTS INCORPORATED
                          NORCAL POTTERY PRODUCTS, INC.
                            T.F.H. PUBLICATIONS, INC.
                             WELLMARK INTERNATIONAL
                                  as Borrowers



                            Dated: December 12, 2000

                               TABLE OF CONTENTS
                               -----------------

                                                                                              Page
                                                                                              ----
SECTION 1.   DEFINITIONS ...................................................................     1
---------

SECTION 2.   CREDIT FACILITIES .............................................................    15
    2.1      Revolving Loans ...............................................................    15
    2.2      Letter of Credit Accommodations ...............................................    17
    2.3      Availability Reserves .........................................................    19
    2.4      Joint and Several Liability ...................................................    19
    2.5      Reduction of Maximum Credit ...................................................    20

SECTION 3.   INTEREST AND FEES .............................................................    21
    3.1      Interest ......................................................................    21
    3.2      Intentionally Deleted .........................................................    22
    3.3      Intentionally Deleted .........................................................    22
    3.4      Servicing Fee .................................................................    22
    3.5      Unused Line Fee ...............................................................    22
    3.6      Changes in Laws and Increased Costs of Loans ..................................    22

SECTION 4.   CONDITIONS PRECEDENT ..........................................................    23
    4.1      Conditions Precedent to Initial Loans and Letter of Credit Accommodations .....    23
    4.2      Conditions Precedent to All Loans and Letter of Credit Accommodations .........    24

SECTION 5.   GRANT OF SECURITY INTEREST ....................................................    25

SECTION 6.   COLLECTION AND ADMINISTRATION .................................................    27
    6.1      Borrowers' Loan Accounts ......................................................    27
    6.2      Statements ....................................................................    27
    6.3      Collection of Accounts ........................................................    28
    6.4      Payments ......................................................................    30
    6.5      Authorization to Make Loans ...................................................    30
    6.6      Use of Proceeds ...............................................................    31
    6.7      Appointment of CG&Pet as Agent for Borrowers ..................................    31

SECTION 7.   COLLATERAL REPORTING AND COVENANTS ............................................    31
    7.1      Collateral Reporting ..........................................................    31
    7.2      Accounts Covenants ............................................................    32
    7.3      Inventory Covenants ...........................................................    33
    7.4      Equipment Covenants ...........................................................    34
    7.5      Power of Attorney .............................................................    34
    7.6      Right to Cure .................................................................    35

                                      (i)

    7.7      Access to Premises ............................................................    35

SECTION 8.   REPRESENTATIONS AND WARRANTIES ................................................    36
    8.1      Corporate Existence, Power and Authority; Subsidiaries ........................    36
    8.2      Financial Statements; No Material Adverse Change ..............................    36
    8.3      Chief Executive Office; Collateral Locations ..................................    37
    8.4      Priority of Liens; Title to Properties ........................................    37
    8.5      Tax Returns ...................................................................    37
    8.6      Litigation ....................................................................    37
    8.7      Compliance with Other Agreements and Applicable Laws ..........................    37
    8.8      Environmental Compliance ......................................................    38
    8.9      Employee Benefits .............................................................    38
    8.10     Bank Accounts .................................................................    39
    8.11     Accuracy and Completeness of Information ......................................    39
    8.12     Interrelated Business .........................................................    39
    8.13     Capitalization ................................................................    40
    8.14     Accounts Purchase Agreements ..................................................    40
    8.15     Survival of Warranties; Cumulative ............................................    40

SECTION 9.   AFFIRMATIVE AND NEGATIVE COVENANTS ............................................    40
    9.1      Maintenance of Existence ......................................................    40
    9.2      New Collateral Locations ......................................................    41
    9.3      Compliance with Laws, Regulations, Etc ........................................    41
    9.4      Payment of Taxes and Claims ...................................................    42
    9.5      Insurance .....................................................................    42
    9.6      Financial Statements and Other Information ....................................    43
    9.7      Sale of Assets, Consolidation, Merger, Dissolution, Etc .......................    44
    9.8      Encumbrances ..................................................................    44
    9.9      Indebtedness ..................................................................    45
    9.10     Loans, Investments, Guarantees, Etc ...........................................    46
    9.11     Dividends and Redemptions .....................................................    47
    9.12     Transactions with Affiliates ..................................................    47
    9.13     Additional Bank Accounts ......................................................    47
    9.14     Compliance with ERISA .........................................................    48
    9.15     Consolidated Net Worth ........................................................    48
    9.16     Costs and Expenses ............................................................    48
    9.17     Further Assurances ............................................................    49

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES ................................................    49
    10.1     Events of Default .............................................................    49
    10.2     Remedies ......................................................................    51

SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW...................    52

                                     (ii)

    11.1     Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver .........    52
    11.2     Waiver of Notices .............................................................    54
    11.3     Amendments and Waivers ........................................................    54
    11.4     Waiver of Counterclaims .......................................................    54
    11.5     Indemnification ...............................................................    54

SECTION 12.  TERM OF AGREEMENT; MISCELLANEOUS ..............................................    54
    12.1     Term ..........................................................................    55
    12.2     Notices .......................................................................    56
    12.3     Partial Invalidity ............................................................    56
    12.4     Successors ....................................................................    56
    12.5     Entire Agreement ..............................................................    56

SECTION 13.  ACKNOWLEDGMENT AND RESTATEMENT ................................................    57
    13.1     Existing Obligations ..........................................................    57
    13.2     Acknowledgment of Security Interests ..........................................    57
    13.3     Existing Agreement ............................................................    57
    13.4     Restatement ...................................................................    57

                                     (iii)

                                   INDEX TO
                            EXHIBITS AND SCHEDULES
                            ----------------------



          Exhibit A        Information Certificates

          Schedule A       Existing Events of Default

          Schedule 7.3(j)  Distributor/Agents

          Schedule 8.4     Existing Liens

          Schedule 8.8     Environmental Matters

          Schedule 8.10    Bank Accounts

          Schedule 9.9     Existing Indebtedness

          Schedule 9.10    Existing Loans, Advances and Guarantees

                                      (iv)

            SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
            -------------------------------------------------------


     This Second Amended and Restated Loan and Security Agreement dated as of December 12, 2000 is entered into by and among CONGRESS FINANCIAL CORPORATION (WESTERN), a California corporation ("Lender"), CENTRAL GARDEN & PET COMPANY, a Delaware corporation ("CG&Pet"), MATTHEWS REDWOOD AND NURSERY SUPPLY, INC., a California corporation ("Matthews"), FOUR PAWS PRODUCTS, LTD., a New York corporation ("Four Paws"), and EZELL NURSERY SUPPLY, INC., a California corporation ("Ezell"), KAYTEE PRODUCTS INCORPORATED, a Wisconsin corporation ("Kaytee"), T.F.H. PUBLICATIONS, INC., a Delaware corporation ("T.F.H."), NORCAL POTTERY PRODUCTS, INC., a California corporation ("Norcal") and WELLMARK INTERNATIONAL, a California corporation ("Wellmark"; and together with CG&Pet, Matthews, Four Paws, Ezell, Kaytee, Norcal, T.F.H., each a "Borrower" and, individually and collectively, "Borrowers").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Lender, CG&Pet , Matthews Four Paws, Ezell, Kaytee, Norcal, T.F.H., and Wellmark are presently parties to certain financing arrangements pursuant to a Loan and Security Agreement dated as of December 17, 1997, as amended (the "Existing Loan Agreement", together with all supplements thereto and all other "Financing Agreements" as referred to therein, collectively, the "Existing Financing Agreements"; and

     WHEREAS, Lender and Borrowers wish to amend and restate the Existing Financing Agreements so as to (i) waive certain Existing Events of Default (as such term is defined below), and (ii) reflect CG&Pet's termination of its business relationship with Solaris and other modifications to the Existing Financing Agreements, all on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


 SECTION 1.    DEFINITIONS
               -----------

     All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural, unless the context otherwise requires. All references to Borrowers shall, unless the context otherwise expressly provides, mean each Borrower and any one or more or all Borrowers, individually and collectively, jointly and severally. All references to Borrowers and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein",

"hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement shall mean "including, without limitation". An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender. Any accounting term used herein unless otherwise defined in this Agreement shall have the meaning customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

     1.1 "Accounts" shall mean, as to each Borrower, all present and future rights of such Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

     1.2 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

     1.3 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrowers under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii the assets, business or prospects of any Borrower or any Obligor or (ii the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof or
(d) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

     1.4 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

     1.5 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of California or the State of North Carolina, and a day on which the Reference Bank and Lender are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

     1.6 "Capital Stock" shall mean any and all shares, interests, participations, or other equivalents (however designated) of corporate stock or partnership interests and any options or warrants with respect to any of the foregoing.

     1.7 "Cash Dominion Certification" and "Cash Dominion Conditions" shall have the meanings set forth in Section 6.3(a) hereof.

     1.8 "CG&Pet" shall mean Central Garden & Pet Company, a Delaware corporation, and its successors and assign.

     1.9 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.10 "Collateral" shall have the meaning set forth in Section 5 hereof.

     1.11 "Consolidated Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to: the difference between: (i) the aggregate net book value of all assets of such Person and its subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (ii the aggregate amount of the indebtedness and other liabilities of such Person and its subsidiaries (including tax and other proper accruals).

     1.12 "Distributor/Agents" shall mean independent third parties appointed by Borrowers who hold and sell Inventory of any Borrower on consignment and remit proceeds of the sale of such consigned Inventory to any such Borrower, minus any commission or fee owed by any such Borrower in connection with such consignment arrangements.

     1.13 "Eligible Accounts" shall mean, as to each Borrower, Accounts created by such Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts of a Borrower shall be Eligible Accounts if:

          (a) such Accounts arise from the actual and bona fide sale and
                                                      ---- ----
delivery of goods by such Borrower or rendition of services by such Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

          (b) such Accounts are not unpaid more than ninety (90) days after the date of the original invoice for them (or more than one hundred fifty (150) days after the date of the original invoice for them in the case of Accounts having seasonal dating terms with respect to which extended eligibility has been approved by Lender), or more than sixty (60) days past due;

          (c) such Accounts comply with the terms and conditions contained in
Section 7.2(c) of this Agreement;

          (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

          (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America, or, at Lender's option, if either: (i) the account debtor has delivered to such Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Lender and, if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (ii such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

          (f) such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

          (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts (but the portion of the Accounts of such account debtor in excess of the aggregate amount at any time and from time to time owed by all Borrowers to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

          (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

          (i) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

        (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee or agent of or affiliated with any Borrower directly or indirectly by virtue of family membership, ownership, control, management or otherwise;

        (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

          (l) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

          (m) such Accounts of a single account debtor or its affiliates owed to any or all Borrowers do not constitute more than twenty-five (25%) percent (or forty-five (45%) percent in the case of Wal-Mart Stores Inc.) of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

          (n) such Accounts are not owed by an account debtor who has Accounts unpaid more than ninety (90) days after the date of the original invoice for them (or more than one hundred fifty (150) days after the date of the original invoice for them, in the case of Accounts having seasonal dating terms with respect to which extended eligibility has been approved by Lender), or are more than sixty (60) days past due, which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

          (o) such Accounts are owed by account debtors whose aggregate indebtedness to Borrowers does not exceed the credit limit with respect to such account debtors as determined by Lender from time to time (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts);

          (p) such Accounts are not owed by Distributor/Agents; and

          (q) such Accounts are owed by account debtors deemed creditworthy at all times by Lender, as determined by Lender.

General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

     1.14 "Eligible Inventory" shall mean, as to each Borrower, Inventory consisting of finished goods in the categories of lawn and garden and pet products purchased and held for resale in the ordinary course of the business of such Borrower which are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) raw materials, work-in-process or any goods manufactured by or for Borrowers; (b) components which are not part of finished goods; (c) spare parts for equipment; (d) packaging and shipping materials; (e) supplies used or consumed in such Borrower's business; (f) Inventory at premises other than those owned and controlled by such Borrower, except if Lender shall have received an agreement in writing from the person in possession of such Inventory and/or the owner or operator of such premises in form and substance satisfactory to Lender acknowledging Lender's first priority security interest in the Inventory, waiving security interests and claims by such person against the Inventory and permitting Lender access to, and the right to remain on, the premises so as to exercise Lender's rights and remedies and otherwise deal with the Collateral;
(g) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (h) bill and hold goods; (i) unserviceable, obsolete or slow moving Inventory; (j) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (k) damaged, out of date and/or defective Inventory; and (l) Inventory purchased or sold on consignment, including, but not limited to, Inventory sold on consignment by Distributor/Agents. Notwithstanding the foregoing, Lender, in its discretion, may consider raw materials for such finished goods described above to be Eligible Inventory, provided, that, Borrowers shall, at their
                                --------  ----
expense, at any time or times as Lender may request, deliver or cause to be delivered written reports or appraisals as to such raw materials in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely (the "Raw Materials Appraisal"). General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

     1.15 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Borrower and any governmental authority, (1) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (2) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (3) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974,
(ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

     1.16 "Equipment" shall mean, as to each Borrower, all of such Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

     1.17 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.18 "ERISA Affiliate" shall mean any person required to be aggregated with Borrower or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

     1.19 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

     1.20 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by a Borrower and approved by Lender) on or about 9:00 a.m. (New York City time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to such Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by such Borrower.

     1.21 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

     1.22 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of (i) the aggregate amount of Revolving Loans available to Borrowers on a combined basis at such time based on the applicable lending formulas under Section 2.1 hereof, as determined by Lender, and subject to the Inventory Loan Limit as to each Borrower and all other sublimits and all Availability Reserves from time to time established by Lender hereunder and (ii) the Maximum Credit, less the face amount of outstanding Letter of Credit Accommodations, minus (b) the amount of all then
                                             -----
outstanding and unpaid Obligations (other than the face amount of outstanding Letter of Credit Accommodations).

     1.23 "Existing Events of Default" shall mean the Events of Default under the Existing Financing Agreements as more particularly described in Schedule A annexed hereto.

     1.24 "Ezell" shall mean Ezell Nursery Supply, Inc., a California corporation, and its successors and assigns.

     1.25 "Existing Financing Agreements" shall have the meaning set forth in the Recitals hereto.

     1.26 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.27 "Four Paws" shall mean Four Paws Products, Ltd., a New York corporation, and its successors and assigns.

     1.28 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.15 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

     1.29 "Guarantors" shall mean each Person that at any time guaranties payment or performance of the Obligations or any portion thereof, and shall include (i) Mustang Products, Inc., an Ohio corporation, and (ii) unless otherwise consented to in writing by Lender, each other existing and future Subsidiary of CG&Pet that is not a Borrower hereunder.

     1.30 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

     1.31 "Information Certificate" shall mean, individually and collectively, the Information Certificates of Borrowers constituting Exhibit A hereto containing material information with respect to Borrowers, their business and assets, provided by or on behalf of Borrowers to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

     1.32 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as a Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, a Borrower
                                                   -------- ----
may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

     1.33 "Interest Rate" shall mean, as to Prime Rate Loans, the Prime Rate and, as to Eurodollar Rate Loans, a rate of two (2%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of a Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to any Borrower); provided, that, the
                                                         -------- ----
Interest Rate shall mean the rate of two (2%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of four (4%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, without notice, (a) for the period (i) from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all obligations (notwithstanding entry of a judgment against any Borrower) and (ii) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender, and (b) on the Revolving Loans at any time outstanding in excess of the amounts available to the applicable Borrowers under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

     1.34 "Inventory" shall mean, as to each Borrower, all of such Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

     1.35 "Inventory Loan Limit" shall mean (1) as to CG&Pet, the amount of $125,000,000, less the amount of Obligations determined by Lender to be outstanding at such time in respect of inventory loans of the other Borrowers,
(2) as to Matthews, the amount of $10,000,000, (3) as to Four Paws, the amount of $10,000,000, (4) as to Ezell, the amount of $10,000,000, (5) as to

Kaytee, the amount of $10,000,000, (6) as to T.F.H., the amount of $5,000,000,
(7) as to Norcal, the amount of $5,000,000, and (8) as to Wellmark, the amount of $10,000,000."

     1.36 "Kaytee" shall mean Kaytee Products Incorporated, a Wisconsin corporation, and its successors and assigns.

     1.37 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of any Borrower or any Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by any Borrower of its obligations to such issuer.

     1.38 "Loans" shall mean the Revolving Loans.

     1.39 "Matthews" shall mean Matthews Redwood and Nursery Supply, Inc., a California corporation, and its successors and assigns.

     1.40 "Maximum Credit" shall mean the amount of $200,000,000.

     1.41 "Mortgage" shall mean each mortgage, deed of trust, deed to secure debt or other instrument at any time granting or evidencing a lien upon Real Property.

     1.42 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

     1.43 "Norcal" means Norcal Pottery Products, Inc., a California corporation, and its successors and assigns.

     1.44 "Obligations" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all Borrowers to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under the Existing Loan Agreement, the Existing Financing Agreements, this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to any Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

     1.45 "Obligor" shall mean any Guarantor or any other guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than a Borrower.

     1.46 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

     1.47 "Pennington" shall mean Pennington Seed Inc., a Delaware corporation, and its successors and assigns.

     1.48 "Pennington Purchase Agreements" shall mean, individually and collectively, the Stock Purchase Agreement, dated September 30, 1998 between CG&Pet and the shareholders of Pennington, together with all bills of sale, quitclaim deeds, assignment and assumption agreements and such other instruments of transfer as are referred to therein and all side letters with respect thereto, and all agreements, documents and instruments executed and/or delivered in connection therewith, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.49 "Permitted Acquisition" shall mean:

          (a) the purchase by CG&Pet, for consideration consisting solely of cash or common stock of CG&Pet, from non-affiliated Persons engaged in the business of wholesale distribution or manufacturing in the United States of pool, lawn and garden and pet supplies or related businesses, of either the assets of such Person that are located in the United States which are used and useful in such business or all of the Capital Stock of such Person; provided,
                                                                    --------
that,
----

               (i) Lender shall receive not less than fifteen (15) days' prior written notice of each such proposed acquisition, together with financial and other information with respect to the assets, liabilities and business to be acquired, or the assets, liabilities and business of the Person whose Capital Stock is to be acquired and of its subsidiaries,

               (ii) Lender shall receive all documents, instruments and agreements (including all schedules and exhibits) to be executed and delivered in connection with such acquisition,


               (iii) no Event of Default, or event which, with notice or passage of time, or both, would constitute an Event of Default, shall exist or have occurred and be continuing at the time of such purchase, or would result therefrom,

               (iv) CG&Pet shall, at its expense, execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests of Lender in any newly acquired assets and future assets of the business so acquired, or, if applicable, of the Person whose Capital Stock is so acquired and of its Subsidiaries, including, without limitation, in the case of a Person whose Capital Stock is so acquired and its Subsidiaries, a first priority pledge in favor of Lender of the Capital Stock of such Person so acquired and of each Subsidiary of such Person, guaranties, by such Person and its Subsidiaries, in favor of Lender, of payment and performance of the Obligations and general security agreements and mortgages upon their existing and future assets securing such guaranties with a first priority security interest and lien in favor of Lender, all in form and substance satisfactory to Lender, and including, without limitation, with respect to all such acquisitions of assets or Capital Stock, the agreements from third parties in favor of Lender of the types described in Section 4.1(e) hereof, and

               (v) Excess Availability, as determined by Lender, shall be not less than $20,000,000 for the thirty (30) consecutive days immediately prior to and immediately after giving effect to such acquisition and each payment by CG&Pet of the purchase price therefor; and provided, further that (1) no Person
                                           --------  -------
whose Capital Stock is so acquired shall become a Borrower hereunder without Lender's prior written consent, and (2) Lender shall be entitled to conduct such due diligence concerning the assets, liabilities and business so purchased and, if applicable, assets, liabilities and business of the Person whose Capital Stock is so acquired and its Subsidiaries, as Lender shall require before determining whether to approve any request that any Person whose Capital Stock is so acquired or any of its Subsidiaries become a Borrower hereunder and/or whether, and to what extent, the newly acquired assets, or any future assets arising from the conduct of the businesses so acquired, or, if added as Borrowers, of the Person whose Capital Stock is acquired or its Subsidiaries, shall be deemed to be Eligible Accounts or Eligible Inventory under the Financing Agreements, and, if so, the lending formulas and sublimits applicable thereto; and

          (b) the purchase by CG&Pet, for consideration consisting of cash or common stock of CG&Pet, from non-affiliated Persons, of the Capital Stock of such Person, which Person is at the time of such purchase either (i) party to existing financing arrangements with a financial institution other than Lender or (ii) contemplates entering into financing arrangements with a financial institution other than Lender either prior to, contemporaneously with or subsequent to such acquisition (collectively, the "Third Party Financing"); provided, that,
--------  ----

               (i) Lender shall receive not less than fifteen (15) days' prior written notice of each such proposed acquisition, together with financial and other information with respect to the assets, liabilities and business of the Person whose Capital Stock is to be acquired and of its subsidiaries,

               (ii) prior to the consummation of such acquisition, Lender shall receive all documents, instruments and agreements (including all schedules and exhibits) to be executed and delivered in connection with such acquisition and in connection with such Third Party Financing, which shall be, in form and substance, satisfactory to Lender,

               (iii) in no event shall the total amount of all payments by CG&Pet in connection with all such acquisitions pursuant to this Section 1.48(b) exceed $15,000,000 in the aggregate at any time,

               (iv) CG&Pet shall not become obligated with respect to any indebtedness, nor shall any of its property become subject to any security interest, mortgage, pledge, lien, charge, hypothec or other encumbrance pursuant to such acquisition or Third Party Financing;

               (v) there shall be no intercompany loans at any time made by any Borrower to such acquired Person or made by such acquired Person to any Borrower;

               (vi) no Event of Default, or event which, with notice or passage of time, or both, would constitute an Event of Default, shall exist or have occurred and be continuing at the time of such purchase, or would result therefrom, and

               (vii) Excess Availability, as determined by Lender, shall be not less than $20,000,000 for the thirty (30) consecutive days immediately prior to and immediately after giving effect to such acquisition and each payment by CG&Pet of the purchase price therefor; and provided, further that (1) no Person
                                           --------  -------
whose Capital Stock is so acquired shall become a Borrower hereunder without Lender's prior written consent, and (2) Lender shall be entitled to conduct such due diligence concerning the assets, liabilities and business so purchased and, if applicable, assets, liabilities and business of the Person whose Capital Stock is so acquired and its Subsidiaries, as Lender shall require before determining whether to approve any request that any Person whose Capital Stock is so acquired or any of its Subsidiaries become a Borrower hereunder and/or whether, and to what extent, the newly acquired assets, or any future assets arising from the conduct of the businesses so acquired, or, if added as Borrowers, of the Person whose Capital Stock is acquired or its Subsidiaries, shall be deemed to be Eligible Accounts or Eligible Inventory under the Financing Agreements, and, if so, the lending formulas and sublimits applicable thereto.

     1.50 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

     1.51 "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

     1.52 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

     1.53 "Raw Materials Loan Limit" shall mean the amount of $25,000,000.

     1.54 "Real Property" shall mean, as to each Borrower, all now owned and hereafter acquired real property of such Borrower, including leasehold interests, together with all buildings, structures and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

     1.55 "Real Property Loan" shall have the meaning set forth in Section 5.2 hereof.

     1.56 "Records" shall mean, as to each Borrower, all of such Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of such Borrower with respect to the foregoing maintained with or by any other person).

     1.57 "Reference Bank" shall mean First Union National Bank, or such other bank as Lender may from time to time designate.

     1.58 "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrowers on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

     1.59 "Solaris" shall mean The Solaris Group, a business unit of Monsanto Company, a Delaware corporation, and its successors and assigns.

     1.60 "Subsidiary" or "subsidiary" of a Person shall mean any other Person as to which more than fifty (50%) percent of the outstanding voting stock or shares or interests of such other Person shall now or hereafter be owned or controlled, directly or indirectly by such Person, any Subsidiary of such other Person, or any Subsidiary of such Subsidiary.

     1.61 "SunTrust Credit Agreement" shall mean the Credit Agreement, dated as of September 30, 1998, by and among Pennington, SunTrust Bank ("SunTrust"), Bank of America, N.A. ("BofA", and together with SunTrust, collectively, "SunTrust Lenders") and SunTrust Bank, in its capacity as collateral agent and administrative agent for the benefit of the Lenders ("SunTrust Agent"), as amended.

     1.62 "SunTrust Financing Agreements" shall mean the SunTrust Credit Agreement, the SunTrust Guarantee and all agreements, documents and instruments executed and/or delivered in connection therewith, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.63 "SunTrust Guarantee" shall mean the Parent Guarantee Agreement, dated as of September 30, 1998, by CG&Pet in favor of SunTrust Lenders and SunTrust Agent for the obligations of Pennington.

     1.64 "T.F.H." shall mean T.F.H. Publications, Inc. a Delaware corporation, and its successors and assigns.

     1.65 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in-first-out basis in accordance with GAAP or (b) market value.

     1.66 "Wellmark" means, Wellmark International, a California corporation and its successors and assigns.


 SECTION 2.  CREDIT FACILITIES
             -----------------

     2.1  Revolving Loans.
          ---------------

          (a) Subject to, and upon the terms and conditions contained herein, except as to Revolving Loans made pursuant to Section 2.1(a)(iii) below, if any, which loans, if any, shall be made in Lender's discretion and at Lender's option, Lender agrees to make Revolving Loans to each Borrower from time to time in amounts requested by such Borrower (or by CG&Pet on behalf of such Borrower), up to the amount equal to the sum of:

               (i) eighty-five (85%) percent of the Net Amount of Eligible Accounts of such Borrower, plus


               (ii) the lesser of: (A) the sum of sixty-five (65%) percent of the Value of Eligible Inventory of such Borrower consisting of finished goods in the categories of lawn and garden products, plus fifty-five (55%) percent of the Value of Eligible Inventory of such Borrower consisting of finished goods in the category of pet products, or (B) the Inventory Loan Limit applicable to such Borrower, plus
          ----

               (iii) the lesser of: (A) the sum not to exceed eighty-five (85%) percent of the orderly liquidation Value of Eligible Inventory consisting of raw materials for finished goods which are part of Eligible Inventory, as determined by Lender based on the results of the Raw Materials Appraisal, or (B) the Raw Materials Loan Limit, less
                      ----

               (iv) any Availability Reserves.

          (b) Each Borrower hereby acknowledges and agrees that the Inventory and Accounts of Kaytee shall not constitute Eligible Inventory or Eligible Accounts for lending purposes under the Financing Agreements unless and until each of the following conditions has satisfied:

               (1) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements (including, but not limited to, Intercreditor Agreements, Collateral Access Agreements, consents, waivers, acknowledgments and other agreements in connection with the existing mortgages on the Chilton, Wisconsin and Rialto, California Real Property of Kaytee and the existing industrial revenue bond arrangements with the Chilton, Wisconsin and Cressona, Pennsylvania Real Property of Kaytee) from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions of this Amendment and the other Financing Agreements; and

               (2) Lender shall have received Uniform Commercial Code termination statements executed by each of Bank One, Wisconsin and Firstar Bank Wisconsin with respect to all Uniform Commercial Code financing statements filed against Kaytee by each of Bank One, Wisconsin and Firstar Bank Wisconsin;

          (c) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to CG&Pet (on behalf of Borrowers), (i) reduce the lending formula with respect to Eligible Accounts of one or more Borrowers to the extent that Lender determines in good faith that: (A) the dilution with respect to the Accounts of such Borrower or Borrowers for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness of account debtors of such Borrower or Borrowers has declined or (ii reduce the lending formula(s) with respect to Eligible Inventory of one or more Borrowers to the extent that Lender determines that: (A) the number of days of the turnover of the Inventory of such Borrower or Borrowers for any period has changed in any material respect or (B) the liquidation value of the Eligible Inventory of such Borrower or Borrowers, or any category thereof, has decreased, or (C) the nature and quality of the Inventory of such Borrower or Borrowers has deteriorated. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Availability Reserves.

          (d) Without limiting the other eligibility criteria for Eligible Inventory as set forth in or determined from time to time by Lender as provided herein, no portion of Borrowers' Inventory which is subject to a security interest or lien or other secured or title retention claim in favor of any other vendor or any consignor, shall at any time be deemed Eligible Inventory, but all Inventory of Borrowers, whether or not deemed Eligible Inventory, shall, at all times, remain part of the Collateral and secure payment and performance of all Obligations.

          (e) Except in Lender's discretion (i) the aggregate amount of Loans and Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit and (ii the aggregate amount of Loans and Letter of Credit Accommodations outstanding at any time to a Borrower shall not exceed the Inventory Loan Limit as to such Borrower. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding

Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the Inventory Loan Limit as to any Borrower, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(d) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

          (f) For purposes of applying the sublimit set forth in Section 2.1(a)(ii)(B) hereof, Lender may treat the amount of its reliance on Eligible Inventory to be purchased under outstanding Letter of Credit Accommodations as a Revolving Loan based on Eligible Inventory pursuant to Section 2.1(a)(ii). In determining the amount of such reliance, the outstanding Revolving Loans and Availability Reserves shall first be attributed to any components of the lending formulas in Section 2.1(a) that are not subject to such sublimit, before being attributed to components of the lending formulas subject to such sublimit.

     2.2  Letter of Credit Accommodations.
          -------------------------------

          (a) Subject to, and upon the terms and conditions contained herein, at the request of a Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of such Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to such Borrower pursuant to this Section 2.

          (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, each Borrower shall pay to Lender a letter of credit fee at a rate equal to two and one-quarter (2.25%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that such Borrower shall pay to Lender such letter of credit fee, at Lender's option, without notice, at a rate equal to four and one-quarter (4.25%) percent per annum on such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against any Borrower) and (ii the period from and after the date of the occurrence of an Event of Default and for so long as such Event of Default is continuing as determined by Lender. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of such Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

        (c) No Letter of Credit Accommodations shall be available to a Borrower unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Revolving Loans available to such Borrower (subject to the Maximum Credit, the Inventory Loan Limit as to such Borrower, and any Availability Reserves) are equal to or greater than: (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the sum of (A) the percentage equal to one hundred (100%) percent minus the then applicable percentage set forth in Section 2.1(a)(ii)(A) above of the Value of such Eligible Inventory, plus (B) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of such Borrower's locations for Eligible Inventory within the United States of America and (ii if the proposed Letter of Credit Accommodation is for any other purpose, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, an Availability Reserve shall be established in the applicable amount set forth in Section 2.2(c)(i) or Section 2.2(c)(ii).

          (d) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed $10,000,000. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrowers will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, the Revolving Loans otherwise available to Borrowers shall not be reduced as provided in Section 2.2(c) to the extent of such cash collateral.

          (e) Borrowers shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Borrowers assume all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed the agent of Borrowers. Borrowers assume all risks for, and agree to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrowers hereby release and hold Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by any Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except for those directly caused by Lender's own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

          (f) Nothing contained herein shall be deemed or construed to grant any Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrowers shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of any Borrower. Lender shall have the sole and exclusive right and authority to, and no Borrower shall:
(i) at any time an Event of Default exists or has occurred and is continuing,
(A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in any Borrower's name.

          (g) Any rights, remedies, duties or obligations granted or undertaken by any Borrower to any issuer or correspondent in any application for any Letter of Credit Accommoda tion, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by such Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by the applicable Borrower to Lender and to apply in all respects to such Borrower.

     2.3  Availability Reserves.  All Revolving Loans otherwise available to
          ---------------------
Borrowers pursuant to the lending formulas and subject to the Maximum Credit, the Inventory Loan Limit as to each Borrower and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves. Without limiting any other Availability Reserves from time to time established by Lender, Lender shall have the right, prior to an Event of Default, to establish Availability Reserves in an amount equal to the amount of any actual or potential landlord's, warehouseman's or other similar lien upon any of the Collateral, plus ninety (90) days' rent, storage and warehouse service charges and other occupancy expenses that may, in Lender's good faith determination, be required to be paid by Lender in order to gain access to any Collateral or services with respect thereto, and/or to use or occupy the premises upon which any Collateral may be located in connection with Lender's realization on the Collateral. Upon and after an Event of Default, Lender may establish and increase such Availability Reserves in such amounts as Lender shall determine.

     2.4  Joint and Several Liability.  Borrowers shall be liable for all
          ---------------------------
amounts due to Lender under this Agreement, regardless of which Borrower actually receives the Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which Lender accounts for such Loans, Letter of Credit Accommodations or other extensions of credit on its books and records. The Obligations with respect to Loans made to a Borrower, and the Obligations arising as a result of the joint and several liability of a Borrower hereunder, with respect to Loans made to the other Borrower hereunder, shall be separate and distinct obligations, but all such other Obligations shall be primary obligations of all Borrowers. The Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letter of Credit Accommodations or other extensions of credit made to the other Borrower hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (a) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers,
(b) the absence of any attempt to collect the Obligations from the other Borrower, any Obligor or any other security therefor, or the absence of any other action to enforce the same, (c) the waiver, consent, extension, forbearance or granting of any indulgence by Lender with respect to any provisions of any instrument evidencing the Obligations of the other Borrower, or any part thereof, or any other agreement now or hereafter executed by the other Borrower and delivered to Lender, (d) the failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights and maintain its security or collateral for the Obligations of the other Borrower, (e) the election of Lender in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (f) the disallowance of all or any portion of the claim(s) of Lender for the repayment of the Obligations of the other Borrower under Section 502 of the Bankruptcy Code, or (g) any other circumstances which might constitute a legal or equitable discharge or defense of any Obligor or of the other Borrower, other than the wilful misconduct, gross negligence or bad faith of Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. With respect to the Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letter of Credit Accommodations or other extensions of credit made to any other Borrower hereunder, each Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Lender now has or may hereafter have against Borrowers, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Lender. Upon any Event of Default and for so long as the same is continuing, Lender may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that Lender shall be under no obligation to marshall any assets in favor of Borrower(s) or against or in payment of any or all of the Obligations.

     2.5  Reduction of Maximum Credit.  Intentionally Deleted.
          ---------------------------

     2.6  Loan Reporting.  Each Borrower shall provide Lender, in a form
          --------------
satisfactory to Lender, on a monthly basis, a certificate signed by the [officer] of each Borrower representing that the aggregate amount of Loans and Letter of Credit Accommodations provided by Lender to each Borrower does not exceed the maximum amount of Loans and Letter of Credit Accommodations available to each such Borrower pursuant to the applicable advance rates for each Borrower and the other terms of this Agreement.

SECTION 3.   INTEREST AND FEES
             -----------------

     3.1  Interest
          --------

          (a) Borrowers shall pay to Lender interest on the outstanding principal amount of the non-contingent Obligations at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

          (b) Borrowers (or CG&Pet on behalf of Borrowers) may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from or on behalf of Borrowers shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from Borrowers, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Event of
                                               --------  ----
Default, or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) such Borrowers shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrowers from time to time for requests by Borrowers for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the amount of each Eurodollar Rate Loan must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by any Borrower shall not exceed the amount equal to eighty (80%) percent of the lowest principal amount of the Revolving Loans to such Borrower which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Lender (but with no obligation of Lender to make such Revolving Loans) and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower. Any request by Borrowers to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

          (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Borrowers (or to CG&Pet on behalf of Borrowers), convert to Prime

Rate Loans in the event that (i) an Event of Default or event which, with the notice or passage of time, or both, would constitute an Event of Default, shall exist, (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either (A) the aggregate principal amount of the Loans then outstanding, or (B) the Revolving Loans then available to the applicable Borrowers under Section 2 hereof. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan accounts of Borrowers) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

          (d) Interest shall be payable by Borrowers to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrowers to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

     3.2  Intentionally Deleted.

     3.3  Intentionally Deleted.

     3.4  Servicing Fee.  Borrowers shall pay to Lender monthly a servicing fee
          -------------
in an amount equal to $10,000 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

     3.5  Unused Line Fee.  Borrowers shall pay to Lender monthly an unused
          ---------------
line fee at a rate equal to one-half of one (.5%) percent per annum calculated upon the amount by which fifty (50%) percent of the Maximum Credit as in effect in the immediately preceding month (or part thereof) exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during such immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

     3.6  Changes in Laws and Increased Costs of Loans.
          --------------------------------------------

          (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to Borrowers (or to CG&Pet on behalf of Borrowers), convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, Reference Bank or any participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Lender to be material, or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender to be material or (ii) the cost to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender to be material. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan accounts of Borrowers) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrowers (or CG&Pet on behalf of Borrowers) and shall be conclusive, absent manifest error.

          (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section
6.3 or any other payments made with the proceeds of Collateral, Borrowers shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan accounts of Borrowers) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.


 SECTION 4.  CONDITIONS PRECEDENT
             --------------------

     4.1  Conditions Precedent to Initial Loans and Letter of Credit
          ----------------------------------------------------------
Accommodations. Each of the following is a condition precedent to Lender making
--------------
Loans and providing the Letter of Credit Accommodations hereunder:

          (a) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

          (b) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

          (c) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including acknowledgements by lessors, mortgagees and warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral;

          (d) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee and additional insured;

          (e) Lender shall have received, in form and substance satisfactory to Lender (i) a guarantee of payment by each Guarantor in favor of Lender of all Obligations, secured by a first and only security interest in favor of Lender granted by each Guarantor in all of its existing and future assets, and (ii) a guarantee of payment by each Borrower in favor of Lender of all Obligations of each other Borrower to Lender, secured by all Collateral;

          (f) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrowers and Guarantors with respect to the Financing Agreements and such other matters as Lender may request; and

          (g) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

     4.2  Conditions Precedent to All Loans and Letter of Credit
          ------------------------------------------------------
Accommodations.  Each of the following is an additional condition precedent to
--------------
Lender making Loans and/or providing Letter of Credit Accommodations to
Borrowers:

          (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto; and

          (b) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

     4.3  Waiver of Existing Events of Defaults.
          -------------------------------------

          (a) Lender shall waive the Existing Events Default upon the satisfaction of each of the following conditions precedent:

               (i) the satisfaction by Borrowers of each of the conditions precedent set forth in Section 4.1 of this Agreement, as determined by Lender; and

               (ii) by no later than December 31, 2000, Lender shall have received evidence, each in form and substance satisfactory to Lender, that (i) the SunTrust Guarantee has been cancelled and is no longer in force and effect and (ii CG&Pet has been released from all of its obligations arising out of the SunTrust Financing Agreements, including, but not limited to, the SunTrust Guarantee.

          (b) In the event that the conditions set forth in Section 4.3(a) above shall not be satisfied, Lender reserves the right, in its discretion, to exercise any or all of its rights and remedies arising under the terms of the Existing Financing Agreements as a result of any Existing Events of Default and no delay on its part in exercising any such rights or remedies should be construed as a waiver of any such rights or remedies.


SECTION 5.   GRANT OF SECURITY INTEREST
             --------------------------

     5.1 To secure payment and performance of all Obligations, each Borrower hereby confirms, reaffirms and restates its prior grant to Lender of, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property of such Borrower, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

          (a) Accounts;

          (b) all present and future contract rights, general intangibles (including tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, securities and other investment property, letters of credit, bankers' acceptances and guaranties;

          (c) all present and future monies, securities, credit balances, deposits, deposit accounts and other property of such Borrower now or hereafter held or received by or in transit to Lender or its affiliates or at any other depository or other institution from or for the account of such Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including
(i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (ii goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including returned, repossessed and reclaimed goods, and (iv deposits by and property of account debtors or other persons securing the obligations of account debtors;

          (d)  Inventory;

          (e)  Equipment;

          (f)  Real Property;

          (g)  Records; and

          (h) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

     5.2  Financing or Sale of Real Property.
          ----------------------------------

          (a) Upon not less than thirty (30) days' prior written notice to Lender from Borrowers and provided that Lender has not accelerated the Obligations, and no material Event of Default has occurred which is continuing, and no event or condition, which, upon notice or passage of time or both, would constitute a material Event of Default exists or has occurred and is continuing, Lender agrees to subordinate its Mortgages on a Borrower's Real Property in favor of any Person, not an affiliate of Borrowers, that provides at least $500,000 of new cash financing to such Borrower in an arm's length loan transaction secured by such Borrower's Real Property (a "Real Property Loan"); provided, that the following additional terms and conditions are, in Lender's
--------  ----
commercially reasonable discretion, satisfied and/or complied with: (i) the indebtedness in respect of such Real Property Loan is permitted under Section 9.9(e) and the Real Property Loan shall be secured only by such Borrower's Real Property and (ii) Lender shall receive, in form and substance satisfactory to Lender, waivers by the lender making the Real Property Loan of any security interests, liens or other claims by such lender with respect to any Collateral, other than such Borrower's Real Property, and permitting Lender use of and access to such Borrower's Real Property securing such Real Property Loan for purposes of Lender's preserving, protecting, realizing upon and/or otherwise dealing with any Collateral (other than such Real Property), all without charge, for such period of time and upon such terms as shall be satisfactory to Lender in its discretion. If the lender providing the Real Property Loan does not agree to Borrowers' good faith request that such lender permit Lender to retain a subordinate Mortgage upon the Real Property securing the Real Property Loan, Lender will release its Mortgage on such Real Property to the extent securing the Real Property Loan, contemporaneously with the closing thereof, subject to satisfaction of the other conditions stated in this Section 5.1(a).

          (b) Upon not less than thirty (30) days' prior written notice to Lender from Borrowers, and provided that Lender has not accelerated the Obligations, and no material Event of Default has occurred which is continuing, and no event or condition, which, upon notice or passage of time or both, would constitute a material Event of Default, exists or has occurred and is continuing, Lender agrees to release from its Mortgages, any Real Property of a Borrower which is sold to a Person, not an affiliate of Borrowers, who pays a cash consideration at least equal to seventy-five (75%) percent of the fair market value of the Real Property so sold, as shown on an appraisal report obtained by Borrowers at their expense by an appraiser satisfactory to Lender, dated not more than nine (9) months prior to the proposed sale; provided,
                                                                --------
however, that arrangements for the removal of any Inventory or other Collateral
-------
located on the Real Property to be sold are made to the satisfaction of Lender, or if any such Collateral will remain on the Real Property to be sold, Lender shall have received from the new owner and any mortgagee, in form and substance satisfactory to Lender, a written waiver of any security interests, liens or other claims by such owner or mortgagee with respect to any Collateral from time to time located on such Real Property, and permitting Lender use of and access to the Real Property for purposes of Lender's preserving, protecting, realizing upon and/or otherwise dealing with Lender's Collateral, all without charge, for such period of time and upon such terms as shall be satisfactory to Lender in its discretion.

 SECTION 6.  COLLECTION AND ADMINISTRATION
             -----------------------------

     6.1  Borrowers' Loan Accounts.  Lender shall maintain one or more loan
          ------------------------
account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrowers and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

     6.2  Statements.  Lender shall render to CG&Pet (on behalf of Borrowers)
          ----------
each month a statement setting forth the balance in the Borrowers' loan account(s) maintained by Lender for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Lender receives a written notice from a Borrower of any specific exceptions of such Borrower thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrowers a written statement as provided above, the balance in Borrowers' loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrowers.

     6.3  Collection of Accounts.
          ----------------------

          (a) Each Borrower shall establish and maintain, at its expense, deposit account arrangements and merchant payment arrangements with the banks set forth on Schedule 6.3 hereto and after prior written notice to Lender, subject to Section 9.13, such other banks as Borrower may hereafter select as are acceptable to Lender. The banks set forth on Schedule 6.3 constitute all of the banks with whom each Borrower has deposit account arrangements and merchant payment arrangements as of the date hereof and identifies each of the deposit accounts at such banks to a location of such Borrower or otherwise describes the nature of the use of such deposit account by such Borrower.

               (i) Each Borrower shall deposit all proceeds from sales of Inventory in every form, including, without limitation, cash, checks, credit card sales drafts, credit card sales or charge slips or receipts and other forms of daily store receipts, from each location of such Borrower on each Business Day into the deposit accounts of Borrower used solely for such purpose and identified to each location as set forth on Schedule 6.3 (together with any other deposit accounts at any time established or used by Borrower for receiving such proceeds from any location, collectively, the "Local Bank Accounts") or as otherwise provided in Section 6.3(a)(ii) below. Each Borrower shall, on each Business Day, authorize and direct, and shall use its best efforts to cause, all available funds deposited into the Local Bank Accounts to be sent by wire transfer or by transfer using the automated clearinghouse network ("ACH transfer") not less frequently than on each Business Day, and all other proceeds of Collateral to be sent by wire transfer or by ACH transfer, to the Blocked Account as provided in Section 6.3(a)(ii) below (except nominal amounts which are required to be maintained in such Local Bank Accounts under the terms of such Borrower's arrangements with the bank at which such Local Bank Accounts are maintained as in effect on the date hereof[, not to exceed $500,000, in the aggregate in all such deposit accounts at any time)]. Each Borrower shall irrevocably authorize and direct in writing, in form and substance satisfactory to Lender, each of the banks into which proceeds from sales of Inventory from each location of such Borrower are at any time deposited as provided above to
(a) honor all wire or ACH transfer requests, provided that any and all amounts released and/or transferred by such bank pursuant to such requests are sent to the Blocked Account and (b) follow any contrary instructions sent to such banks by Lender. Such authorization and direction shall not be rescinded, revoked or modified without the prior written consent of Lender. In the event any of such banks fails to send such funds to the Blocked Account as provided herein, such Borrower shall pursue all of its rights and remedies, as requested by Lender, as a result of such failure. Notwithstanding the foregoing, for those Local Bank Accounts that transfer funds daily by ACH transfer initiated by any Borrower notifying a third party processor, such Borrower shall irrevocably authorize and direct in writing, in form and substance satisfactory to Lender, the third party processor that establishes the routing and executes the ACH transfer to send funds only to the Blocked Accounts and to agree to do so at any time upon Lender's request and Lender shall receive an agreement from such third party processor confirming its agreement to do so. Such authorization and direction shall not be rescinded, revoked or modified without the prior written consent of Lender.

               (ii) CG& Pet shall establish and maintain, at its expense, deposit accounts with such banks as are acceptable to Lender (the "Blocked Accounts") into which all Borrowers shall promptly either cause all amounts on deposit in their respective Local Bank Accounts to be sent as provided in
Section 6.3(a)(i) above or shall itself deposit or cause to be deposited all proceeds from sales of Inventory, and all other proceeds of Collateral. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right of setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Each Borrower agrees that all amounts deposited in such Blocked Accounts or in the Local Bank Accounts or other funds received and collected by Lender, whether as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Lender in respect of the Obligations and therefore shall constitute property of Lender to the extent of the then outstanding Obligations.

          (b) For purposes of calculating the amount of the Loans available to Borrowers, such payments will be applied (conditional upon final collection) to the Obligations on the business day of receipt by Lender of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrowers' loan accounts on such day, and if not, then on the next business day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) business day following the date of receipt of immediately available funds by Lender in the Payment Account, provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrowers' loan accounts on such day, and if not, then on the next business day.

          (c) Intentionally Deleted.

          (d) Borrowers and all of their affiliates, Subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with Borrowers' own funds. Borrowers agree to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The Obligations of Borrowers to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

     6.4  Payments.  All Obligations shall be payable to the Payment Account as
          --------
provided in Section 6.3 or such other place as Lender may designate from time to time. Lender may apply payments received or collected from Borrowers or for the account of Borrowers (including the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrowers. Borrowers shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrowers shall be liable to pay to Lender, and Borrowers hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     6.5  Authorization to Make Loans.  Lender is authorized to make the Loans
          ---------------------------
and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of a Borrower (or CG&Pet on behalf of a Borrower) and whose name has been designated for such purposes in a writing purportedly signed by an authorized officer of a Borrower (or CG&Pet), or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a business day) and the amount of the requested Loan. Requests received after 11:00 a.m. Los Angeles, California time on any day shall be deemed to have been made as of the opening of business on the immediately following business day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, a Borrower when deposited to the credit of any Borrower or otherwise disbursed or established in accordance with the instructions of a Borrower (or CG&Pet on behalf of a Borrower) or in accordance with the terms and conditions of this Agreement.

     6.6  Use of Proceeds.  Borrowers shall use the proceeds of the Loans
          ---------------
provided by Lender to Borrowers hereunder or Letter of Credit Accommodations provided by Lender to Borrowers pursuant to the provisions hereof only for general operating, working capital and other proper corporate purposes of Borrowers not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System, as amended.

     6.7  Appointment of CG&Pet as Agent for Borrowers.  Each Borrower hereby
         --------------------------------------------
irrevocably appoints CG&Pet, and each officer thereof, as its agent and attorney-in-fact to request Loans and Letter of Credit Accommodations on its behalf, to receive disbursements of Loans on its behalf (which may be made to the same account of CG&Pet to which disbursements of Loans to CG&Pet are made) to make requests relating to Eurodollar Rate Loans on its behalf, to receive notices and statements of account from Lender, to take such other actions on its behalf as is provided hereunder or under any of the other Financing Agreements and generally to deal with Lender on its behalf, for all matters pertaining to the financing arrangements under this Agreement.


 SECTION 7.  COLLATERAL REPORTING AND COVENANTS
             ----------------------------------

     7.1  Collateral Reporting.  Borrowers shall provide Lender with the
          --------------------

following documents in a form satisfactory to Lender: (a) on a weekly or more frequent basis as required by Lender, a schedule of Accounts, sales made, credits issued and cash received; (b) on a monthly basis or more frequently as Lender may request, (i) perpetual inventory reports, (ii inventory reports by category and (ii agings of accounts payable, (c) upon Lender's request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii copies of shipping and delivery documents, and (ii copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by each Borrower; (d) agings of accounts receivable on a monthly basis or more frequently as Lender may request;
(e) on a monthly basis , or more frequently as Lender may request, a schedule of Accounts of each Borrower setting forth those owed by Distributor/Agents; and
(f) such other reports as to the Collateral as Lender shall request from time to time. If any of Borrowers' records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrowers hereby irrevocably authorize such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

     7.2  Accounts Covenants.
          ------------------

          (a) Borrowers shall notify Lender promptly of: (i) any material delay in any Borrower's performance of any of its obligations to any material account debtor or the assertion of any claims, offsets, defenses or counterclaims by any material account debtor, or any material disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii all material adverse information relating to the financial condition of any account debtor and (ii any event or circumstance which, to any Borrower's knowledge would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted by any Borrower to any account debtor without Lender's consent, except in the ordinary course of such Borrower's business in accordance with practices and policies previously disclosed in writing to Lender. So long as no Event of Default exists or has occurred and is continuing, Borrowers shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

          (b) Without limiting the obligation of Borrowers to deliver any other information to Lender, Borrowers shall promptly report to Lender any return of Inventory by any one account debtor if the Inventory so returned in such case has a value in excess of $250,000. At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Lender's request, (i) hold the returned Inventory in trust for Lender, (ii segregate all returned Inventory from all of its other property, (ii dispose of the returned Inventory solely according to Lender's instructions, and (iv not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

          (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii no payments shall be made thereon except payments deposited and/or transferred to the Blocked Accounts or immediately delivered to Lender pursuant to the terms of this Agreement, (ii no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted by any Borrower to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of such Borrower's business in accordance with practices and policies previously disclosed to Lender, (iv there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable State or Federal laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

          (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

          (e) Each Borrower shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to such Borrower, all chattel paper and instruments which such Borrower now owns or may at any time acquire immediately upon such Borrower's receipt thereof, except as Lender may otherwise agree.

          (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors to make payment of Accounts directly to Lender, (ii extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (ii demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrowers shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

     7.3  Inventory Covenants.  With respect to the Inventory: (a) each
          -------------------
Borrower shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) each Borrower shall conduct a physical count of the Inventory at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) no Borrower shall remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory by a Borrower in the ordinary course of such Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) upon Lender's request, Borrowers shall, at their expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; (e) Borrowers shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) Borrowers assume all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) Borrowers shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate any Borrower to repurchase such Inventory, except, sales to Distributor/Agents on consignment in the ordinary course of business of such Borrower consistent with current practices as of the date hereof, provided,
                                                                  --------
that, (i) such Inventory is identified in a report provided by Borrowers to
----
Lender pursuant to Section 7.1 hereof and (ii) in no event shall the aggregate dollar amount of all Inventory sold to Distributor/Agents exceed $250,000 at any time; (h) Borrowers shall keep the Inventory in good and marketable condition;
(i) Borrowers shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval; and (j) Schedule 7.3(j) hereto sets forth a true and complete list of all Distributor/Agents who have been appointed as of the date hereof. No Borrower shall appoint any new Distributor/Agents except upon not less than ten (10) days prior written notice to Lender. Not less frequently than annually, Borrowers shall provide Lender with an updated Schedule 7.3(j) hereto, showing all changes to the list of Distributor/Agents shown on the previous Schedule 7.3(j).

     7.4  Equipment Covenants.  With respect to the Equipment: (a) upon
          -------------------
Lender's request, each Borrower shall, at its expense, at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender; (b) each Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) each Borrower shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in each Borrower's business and not for personal, family, household or farming use; (e) no Borrower shall remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of such Borrower or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of such Borrower in the ordinary course of business; (f) the Equipment is now and shall remain personal property and no Borrower shall permit any of the Equipment to be or become a part of or affixed to real property; and (g) Borrowers assume all responsibility and liability arising from the use of their Equipment.

     7.5  Power of Attorney.  Each Borrower hereby irrevocably designates and
          -----------------
appoints Lender (and all persons designated by Lender) as such Borrower's true and lawful attorney-in-fact, and authorizes Lender, in such Borrower's or Lender's name, to: (a) at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing (i) demand payment on Accounts or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of such Borrower's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi discharge and release any Account, (vii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to such Borrower, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill such Borrower's Obligations under this Agreement and the other Financing Agreements and (b) at any time to
(i) subject to the provisions of Sections 6.3(a) hereof, take control in any manner of any item of payment or proceeds thereof, (ii) have access to any lockbox or postal box into which such Borrower's mail is deposited, (iii) endorse such Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations,
(iv) endorse such Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (v) sign such Borrower's name on any verification of Accounts and notices thereof to account debtors and (vi) execute in such Borrower's name and file any UCC financing statements or amendments thereto. Each Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable judgment of a court of competent jurisdiction.

     7.6  Right to Cure.  Lender may, at its option, and, in Lender's
          -------------
discretion, upon one (1) Business Day notice only when the giving of such notice would not, in any way, interfere with the ability of Lender to protect, preserve, insure or maintain the Collateral and the rights of Lender with respect thereto, (a) cure any default by any Borrower or Obligor under any agreement with a third party or pay or bond on appeal any judgment entered against any Borrower, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrowers' accounts therefor, such amounts to be repayable by Borrowers on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrowers. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

     7.7  Access to Premises.  From time to time as requested by Lender, at the
          ------------------
cost and expense of Borrowers, (a) Lender or its designee shall have complete access to all of Borrowers' premises during normal business hours and after notice to Borrowers (or to CG&Pet on behalf of Borrowers), or at any time and without notice to any Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrowers' books and records, including the Records, and
(b) Borrowers
shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) use during normal business hours such of Borrowers' personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

    7.9   Stock Repurchase Reporting.  CG&Pet shall provide Lender, on the tenth
          --------------------------
(10/th/) day of each calendar month, a report setting forth (i) the dollar amount of all repurchases of its publicly traded common stock made during the calendar month just ended and (ii) the aggregate dollar amount of all repurchases of its publicly traded common stock since the date of this Agreement.

 SECTION 8.  REPRESENTATIONS AND WARRANTIES
             ------------------------------

     Borrowers hereby, jointly and severally, represent and warrant to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to
Borrowers:

     8.1  Corporate Existence, Power and Authority; Subsidiaries.  Each
          ------------------------------------------------------
Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on any Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within each Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of any Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower is a party or by which any Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of each Borrower enforceable in accordance with their respective terms. No Borrower has any subsidiaries except as set forth on the Information Certificate.

     8.2   Financial Statements; No Material Adverse Change.  All financial
           ------------------------------------------------
statements relating to Borrowers which have been or may hereafter be delivered by Borrowers to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrowers as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of any Borrower, since the date of the most recent audited financial statements furnished by Borrowers to Lender prior to the date of this Agreement.

     8.3  Chief Executive Office; Collateral Locations.  The chief executive
          --------------------------------------------
office of each Borrower and each Borrower's Records concerning Accounts are located only at the address(es) set forth below and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrowers to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrowers and sets forth the owners and/or operators thereof.

     8.4  Priority of Liens; Title to Properties.  The security interests and
          --------------------------------------
liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Each Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.

     8.5  Tax Returns.  Each Borrower has filed, or caused to be filed, in a
          -----------
timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Lender). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

     8.6  Litigation. Except as set forth on the Information Certificates,
          ----------
there is no present investigation by any governmental agency pending, or to the best of any Borrower's knowledge threatened, against or affecting any Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of any Borrower's knowledge threatened, against any Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against any Borrower would result in any material adverse change in the assets, business or prospects of any Borrower or would impair the ability of any Borrower to perform its Obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

     8.7  Compliance with Other Agreements and Applicable Laws.  No Borrower is
          ----------------------------------------------------
in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and each Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority.

     8.8  Environmental Compliance.
          ------------------------

          (a) Except as set forth on Schedule 8.8 hereto, no Borrower or, to Borrowers' knowledge, any predecessor of a Borrower, has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates or has violated any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of each Borrower comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

          (b) Except as set forth on Schedule 8.8 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person nor is any pending or to the best of Borrowers' knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Borrower or any predecessor of a Borrower, or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects any Borrower or its business, operations or assets or any properties at which any Borrower or predecessor of a Borrower has transported, stored or disposed of any Hazardous Materials.

          (c) No Borrower has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

          (d) Each Borrower has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of such Borrower under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

     8.9  Employee Benefits.
          -----------------

          (a) No Borrower has engaged in any transaction in connection with which any Borrower or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by
Section 4975 of the Code, including any accumulated funding deficiency described in Section 8.9(c) hereof and any deficiency with respect to vested accrued benefits described in Section 8.9(d) hereof.

          (b) No liability to the Pension Benefit Guaranty Corporation has been or is expected by any Borrower to be incurred with respect to any employee benefit plan of any Borrower or any of its ERISA Affiliates. There has been no reportable event (within the meaning of Section 4043(b) of ERISA) or any other event or condition with respect to any employee pension benefit plan of any Borrower or any of its ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

          (c) Full payment has been made of all amounts which Borrowers or any of their ERISA Affiliates are required under Section 302 of ERISA and Section 412 of the Code to have paid under the terms of each employee benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any employee benefit plan, including any penalty or tax described in Section 8.9(a) hereof and any deficiency with respect to vested accrued benefits described in Section 8.9(d) hereof.

          (d) The current value of all vested accrued benefits under all employee benefit plans maintained by Borrowers that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, including any penalty or tax described in Section 8.9(a) hereof and any accumulated funding deficiency described in Section 8.9(c) hereof. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

          (e) None of Borrowers or any of their ERISA Affiliates is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.

     8.10 Bank Accounts.  All of the deposit accounts, investment accounts or
          -------------
other accounts in the name of or used by Borrowers maintained at any bank or other financial institution are set forth on Schedule 8.10 hereto, subject to the right of Borrowers to establish new accounts in accordance with Section 9.13 below.

     8.11 Accuracy and Completeness of Information.  All information furnished
          ----------------------------------------
by or on behalf of any Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate, is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of any Borrower, which has not been fully and accurately disclosed to Lender in writing.

     8.12 Interrelated Business.  CG&Pet is the direct and beneficial owner and
          ---------------------
holder of all of the issued and outstanding shares of Capital Stock of the other Borrowers. Borrowers share an identity of interests such that any benefit received by any Borrower benefits the others. CG&Pet (a) renders services to or for the benefit of the other Borrowers, (b) makes loans and advances and provides other financial accommodations to or for the benefit of the other Borrowers (including, inter
                                                                        -----
alia, the payment and or guaranties of indebtedness of the other Borrowers),
----
and (c) provides administrative, marketing, payroll and management services to or for the benefit of the other Borrowers. Borrowers have centralized purchasing, collection, distribution, accounting, legal and other services.

     8.13 Capitalization.  Each of the Borrowers is solvent and will continue
          --------------
to be solvent after the creation of the Obligations, the security interests of Lender and the other transactions contemplated hereunder, is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business and all businesses in which it is engaged and proposes to engage. The assets and properties of each Borrower at a fair valuation and at their present fair salable value are, and will be, greater than the indebtedness of such Borrower, and including subordinated and contingent liabilities computed at the amount which, to the best of such Borrower's knowledge, represents an amount which can reasonably be expected to become an actual or matured liability.

     8.14 Accounts Purchase Agreements.    The Purchase Agreements, Bills of
          -----------------------------
Sale and Assignment of Accounts Receivable, dated as of January 21, 2000, by and between, CG&P, as Buyer, and each of Kaytee, Norcal, Wellmark and TFH, as Sellers, have been terminated and are no longer in full force and effect.

     8.15 Survival of Warranties; Cumulative.  All representations and
          ----------------------------------
warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Borrower shall now or hereafter give, or cause to be given, to Lender.


 SECTION 9.  AFFIRMATIVE AND NEGATIVE COVENANTS
             ----------------------------------

     9.1  Maintenance of Existence.  Each Borrower shall at all times preserve,
          ------------------------
renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Each Borrower shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and such Borrower shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of such Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of such Borrower as soon as it is available.

     9.2  New Collateral Locations.  Any Borrower may open any new location
          ------------------------
within the continental United States provided such Borrower (a) gives Lender thirty (30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including UCC financing statements.

    9.3   Compliance with Laws, Regulations, Etc.
          ---------------------------------------

          (a) Each Borrower shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local governmental authority, including the Employee Retirement Security Act of 1974, as amended, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws.

          (b) Each Borrower shall establish and maintain, at its expense, a system to assure and monitor its continued compliance with all Environmental Laws in all of its operations, which system shall include annual reviews of such compliance by employees or agents of such Borrower who are familiar with the requirements of the Environmental Laws. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrowers to Lender. Each Borrower shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response.

          (c) Each Borrower shall give both oral and written notice to Lender immediately upon such Borrower's receipt of any notice of, or such Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or
(ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by any Borrower or any predecessor of a Borrower or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter, which affects any Borrower or its business, operations or assets or any properties at which any Borrower or any predecessor of a Borrower transported, stored or disposed of any Hazardous Materials.

          (d) Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of any Borrower in order to avoid any material non-compliance, with any Environmental Law, Borrowers shall, at Lender's request and Borrowers' expense: (i) cause an independent environmental engineer acceptable to Lender to conduct such tests of the site where such Borrower's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or Borrowers' response thereto or the estimated costs thereof, shall change in any material respect.

          (e) Borrowers shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     9.4  Payment of Taxes and Claims.  Each Borrower shall duly pay and
          ---------------------------
discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books. Borrowers shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrowers agree to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrowers such amount shall be added and deemed part of the Loans; provided,
                                                                      --------
that, nothing contained herein shall be construed to require Borrowers to pay
----
any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     9.5  Insurance.  Borrowers shall, at all times, maintain with financially
          ---------
sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrowers shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrowers fail to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for each Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrowers shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrowers shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by any Borrower or any of its affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

     9.6  Financial Statements and Other Information.
          ------------------------------------------

          (a) Each Borrower shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Borrower and its subsidiaries (if any) in accordance with GAAP and Borrowers shall furnish or cause to be furnished to Lender: (i) within forty-five (45) days after the end of each fiscal month, monthly unaudited consolidated financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of such Borrower and its subsidiaries as of the end of and through such fiscal month and (ii within ninety (90) days after the end of each fiscal year, audited consolidated and consolidating financial statements of CG&Pet and its subsidiaries (including in the case of consolidated financial statements, balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of CG&Pet and its subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrowers and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of CG&Pet and its subsidiaries as of the end of and for the fiscal year then ended.

          (b) Each Borrower shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in such Borrower's business, properties, assets, goodwill or condition, financial or otherwise and (ii the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

          (c) Each Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which such Borrower sends to its stockholders generally and copies of all reports and registration statements which such Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

          (d) Borrowers shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of CG&Pet and its subsidiaries, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of any Borrower to any court or other government agency or to any participant or assignee or prospective participant or assignee. Each Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrowers' expense, copies of the financial statements of Borrowers and any reports or management letters prepared by such accountants or auditors on behalf of Borrowers and to disclose to Lender such information as they may have regarding the business of Borrowers. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by CG&Pet (on behalf of Borrowers) to Lender in writing.

     9.7  Sale of Assets, Consolidation, Merger, Dissolution, Etc.  No Borrower
          --------------------------------------------------------
shall directly or indirectly,

          (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or

          (b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or indebtedness to any other Person or any of its assets to any other Person (except for (i) sales of Inventory in the ordinary course of business and (ii the disposition of worn-out or obsolete Equipment or Equipment no longer used in the business of such Borrower so long as (A) if an Event of Default exists or has occurred and is continuing, any proceeds are paid to Lender and
(B) such sales do not involve Equipment having an aggregate fair market value in excess of $1,000,000 for all such Equipment disposed of in any fiscal year of Borrower), or

          (c) form or acquire any Subsidiaries, except acquisition of Subsidiaries pursuant to Permitted Acquisitions, or

          (d) wind up, liquidate or dissolve, or

          (e) agree to do any of the foregoing.

     9.8  Encumbrances.  No Borrower shall create, incur, assume or suffer to
          ------------
exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except:
            ------

          (a) liens and security interests of Lender;

          (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower and with respect to which adequate reserves have been set aside on its books;

          (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Borrower's business to the extent: (i) such liens secure indebtedness which is not overdue or (ii such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

          (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of such Borrower as presently conducted thereon or materially impair the value of the real property which may be subject thereto;

          (e) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate not to exceed $8,000,000 in the aggregate at any time outstanding for all Borrowers, so long as such security interests and mortgages do not apply to any property of any Borrower other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be;

          (f) liens on Real Property of Borrowers securing Real Property Loans permitted under Section 9.9(e) and meeting the requirements of Section 5.2(a); and

          (g) the security interests and liens set forth on Schedule 8.4 hereto.

     9.9  Indebtedness.  No Borrower shall incur, create, assume, become or be
          ------------
liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except:
              ------

          (a) the Obligations;

          (b) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which such Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to such Borrower, and with respect to which adequate reserves have been set aside on its books;

          (c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement;

          (d) indebtedness of one Borrower to another Borrower for intercompany loans permitted under Section 9.10(c) hereof;

          (e) indebtedness in respect of Real Property Loans not to exceed the aggregate principal amount of $5,000,000 borrowed after the date hereof; and

          (f) the indebtedness set forth on Schedule 9.9 hereto; provided, that,
                                                                 --------  ----
in the case of the indebtedness under Section 9.9(e) and (f) hereof (i) a Borrower may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness of such Borrower as in effect on the date hereof, (ii Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (ii Borrowers shall furnish to Lender all notices or demands in connection with such indebtedness either received by a Borrower or on its behalf, promptly after the receipt thereof, or sent by a Borrower or on its behalf, concurrently with the sending thereof, as the case may be. Borrowers and Lender hereby expressly designate the Obligations of CG&Pet to be "Designated Senior Indebtedness" for purposes of the Indenture governing the 6% Convertible Subordinated Notes due 2003 of CG&Pet.

     9.10 Loans, Investments, Guarantees, Etc.  No Borrower shall, directly or
          ------------------------------------
indirectly, make any loans or advance money or property to any Person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or indebtedness or all or a substantial part of the assets or property of any Person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except:
------

          (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

          (b) investments in: (i) short-term direct obligations of the United States Government, (ii negotiable certificates of deposit issued by any bank satisfactory to Lender, payable to the order of a Borrower or to bearer and delivered to Lender, and (ii commercial paper rated A1 or P1; provided, that, as
                                                              --------  ----
to any of the foregoing, unless waived in writing by Lender, Borrowers shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments,

          (c) short-term intercompany loans by one Borrower to another Borrower in the ordinary course of business, not to exceed $5,000,000 in principal amount owed by any one Borrower for such loans made by another Borrower, or $30,000,000 in the aggregate at any time outstanding for all intercompany loans between Borrowers on a combined basis,

          (d) Permitted Acquisitions, and

          (e) the loans, advances and guarantees set forth on Schedule 9.10 hereto; provided, that, as to such loans, advances and guarantees, (i) Borrowers
        --------  ----
shall not, directly or indirectly, (A)
amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantees, or set aside or otherwise deposit or invest any sums for such purpose, and (ii Borrowers shall furnish to Lender all notices or demands in connection with such loans, advances or guarantees or other indebtedness subject to such guarantees either received by a Borrower or on its behalf, promptly after the receipt thereof, or sent by a Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

     9.11 Dividends and Redemptions.  No Borrower shall, directly or
          -------------------------
indirectly, declare or pay any dividends on account of any shares of class of Capital Stock of any Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing; except that CG&Pet may, out of legally available funds therefor, repurchase from non-affiliated Persons, for consideration consisting solely of cash, and hold as treasury stock, its publicly traded common stock; provided, that: (i) the amount from time to time
                              --------  ----
paid by CG&Pet in respect of all such permitted repurchases does not exceed $50,000,000 in the aggregate for the period commencing the date hereof and ending on the termination or non-renewal of this Agreement; (ii) no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default, exists or has occurred and is continuing at the time of any such repurchase or would result therefrom; and (iii) Excess Availability, as determined by Lender, shall not be less than $20,000,000 after giving effect to each payment in respect of such permitted repurchases.

     9.12 Transactions with Affiliates.  No Borrower shall, directly or
          ----------------------------
indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other person affiliated with any Borrower, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's business and upon fair and reasonable terms no less favorable to such Borrower than such Borrower would obtain in a comparable arm's length transaction with an unaffiliated person or
(b) make any payments of management, consulting or other fees for management or similar services, or of any indebtedness owing to any officer, employee, shareholder, director or other person affiliated with any Borrower except reasonable compensation to officers, employees and directors for services rendered to such Borrower in the ordinary course of business.

     9.13 Additional Bank Accounts.  No Borrower shall, directly or indirectly,
          ------------------------
open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 8.10 hereto, except: (a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish and (b) as to any accounts used by any Borrower to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

     9.14 Compliance with ERISA.
          ---------------------

          (a) No Borrower shall, with respect to any "employee benefit plans" maintained by any Borrower or any of its ERISA Affiliates: (i) terminate any of such employee benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any of such employee benefit plans or any trust created thereunder which would subject any Borrower or any such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA, (iii) fail to pay to any such employee benefit plan any contribution which it is obligated to pay under
Section 302 of ERISA, Section 412 of the Code or the terms of such plan, (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee benefit plan, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation or (vi) incur any withdrawal liability with respect to any multiemployer pension plan.

          (b) As used in this Section 9.14, the terms "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Section 4975 of the Code and ERISA.

     9.15 Consolidated Net Worth.  Borrowers shall, at all times, on a
          ----------------------
consolidated basis for CG&Pet and its subsidiaries, maintain Consolidated Net Worth of not less than $250,000,000.

     9.16 Costs and Expenses.  Borrowers shall pay to Lender on demand all
          ------------------
costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrowers' and any Obligors' operations; and (h) the reasonable fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

     9.17 Further Assurances.  (a) At the request of Lender at any time and
          ------------------
from time to time, each Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of any or all Borrowers (as Lender shall determine) representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate(s) and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, each Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.


 SECTION 10.  EVENTS OF DEFAULT AND REMEDIES
              ------------------------------

     10.1 Events of Default.  The occurrence or existence of any one or more of
          -----------------
the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

          (a) (i) any Borrower fails to pay any of its Obligations after the same becomes due and payable or (ii) any Borrower or any Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than as described in
Section 10.1(a)(i) and such failure shall continue for fifteen (15) days; provided, that, such fifteen (15) day period shall not apply in the case of: (A)
--------  ----
any failure to observe any such term, covenant, condition or provision which is not capable of being cured at all or within such fifteen (15) day period or which has been the subject of a prior failure within a six (6) month period or
(B) an intentional breach by any Borrower or any Obligor of any such term, covenant, condition or provision, or provisions contained in Section 6.3, 6.4, 6.6, 7.1, 7.1, 7.3, 7.8, 9.1, 9.2, 9.5, 9.7, 9.8, 9.9, 9.10, 9.11, 9.12 or 9.13
of this Agreement or any covenants or agreements covering substantially the same matter as such sections in any of the other Financing Agreements;

          (b) any representation, warranty or statement of fact made by any Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

          (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

          (d) any judgment for the payment of money is rendered against any Borrower or any Obligor in excess of $250,000 in any one case or in excess of $500,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or any Obligor or any of their assets;

          (e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or any Borrower or any Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

          (f) any Borrower or any Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

          (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within forty-five (45) days after the date of its filing or any Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

          (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or any Obligor or for all or any part of its property; or

          (i) any default by any Borrower or any Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of $100,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by any Borrower or any Obligor under any material contract, lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

          (j) any change in the controlling ownership of CG&Pet or any change in the ownership of any other Borrower or Guarantor, unless Lender shall have provided its prior written consent thereto;

          (k) the indictment or threatened indictment of any Borrower or any Obligor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against any Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of such Borrower or such Obligor;

          (l) there shall be a material adverse change in the business, assets or prospects of any Borrower or any Obligor after the date hereof; or

          (m) there shall be an event of default under any of the other Financing Agreements.

     10.2 Remedies.
          --------

          (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against any Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

          (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any
                                     --------  ----
Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (ii require any or all Borrowers, at Borrowers' expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrowers, which right or equity of redemption is hereby expressly waived and released by each Borrower and/or (vi terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Borrowers (or to CG&Pet on behalf of Borrowers) designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and each Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower waives the posting of any bond which might otherwise be required.

          (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrowers shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

          (d) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations to any or all Borrowers or reduce the lending formulas or amounts of Revolving Loans and Letter of Credit Accommodations available to any or all Borrowers and/or (ii terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to any or all Borrowers.


 SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS
             AND CONSENTS; GOVERNING LAW
             --------------------------------

     11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.
          ---------------------------------------------------------------------

          (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of California (without giving effect to principles of conflicts of law).

          (b) Each Borrower and Lender irrevocably consents and submits to the non-exclusive jurisdiction of the Superior Court of Los Angeles County, California and the United States District Court for the Central District of California and waive any objection based on venue or forum non conveniens with
                                                     ----- --- ----------
respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against any or all Borrowers or its or their property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any or all Borrowers or its or their property).

          (c) EACH BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (d) Lender shall not have any liability to any Borrower (whether in tort, contract, equity or otherwise) for losses suffered by any Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct of Lender. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

     11.2 Waiver of Notices.  Each Borrower hereby expressly waives demand,
          -----------------
presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Borrower which Lender may elect to give shall entitle such Borrower or any other Borrower to any other or further notice or demand in the same, similar or other circumstances.

     11.3 Amendments and Waivers.  Neither this Agreement nor any provision
          ----------------------
hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of each Borrower to be bound thereby. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

     11.4 Waiver of Counterclaims.  Each Borrower waives all rights to
          -----------------------
interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

     11.5 Indemnification.  Borrowers shall indemnify and hold Lender, and its
          ---------------
directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the reasonable fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion which they are permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.


 SECTION 12.   TERM OF AGREEMENT; MISCELLANEOUS
               --------------------------------

     12.1 Term.
          ----

          (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page thereof and shall continue in full force and effect for a term ending on July 12, 2002 (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrowers shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrowers for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrowers to the bank account designated by Lender are received in such bank account later than 12:00 noon, Los Angeles, California time.

          (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge any Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

          (c) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, as a fee for any such termination by Borrowers, or, in the event of termination by Lender by reason of an Event of Default, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrowers agree to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:


--------------------------------------------------------------------------------
                       Amount                    Period
--------------------------------------------------------------------------------
                      $187,500 From the date hereof to, but not including, the Renewal Date, or, if later, the last day of the then-current renewal year.
--------------------------------------------------------------------------------


Such early termination fee is the agreed upon fee for any early termination by Borrowers, or, in the event of termination by reason of an Event of Default, shall be presumed to be the amount of lost profits sustained by Lender as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to any or all Borrowers or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

     12.2 Notices.  All notices, requests and demands hereunder shall be in
          -------
writing and (a) made to Lender at its address set forth below and to any or all Borrowers c/o CGPet at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

     12.3 Partial Invalidity.  If any provision of this Agreement is held to be
          ------------------
invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

     12.4 Successors.  This Agreement, the other Financing Agreements and any
          ----------
other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrowers and their respective successors and assigns, except that no Borrower may assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrowers (or CG&Pet on behalf of Borrowers), assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

     12.5 Entire Agreement.  This Agreement, the other Financing Agreements,
          ----------------
any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

 SECTION 13.  ACKNOWLEDGMENT AND RESTATEMENT
              ------------------------------

     13.1 Existing Obligations.  Borrowers hereby, jointly and severally,
          --------------------
acknowledge, confirm and agree that Borrowers are indebted to Lender for loans and advances to Borrowers under the Existing Agreements, as of the close of business on November 30, 2000 in the aggregate principal amount of $120,774,042, together with all interest accrued and accruing thereon (to the extent applicable), and all fees, costs, expenses and other charges relating thereto, all of which are unconditionally owing by Borrower to Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever.

     13.2 Acknowledgment of Security Interests.
          ------------------------------------

          (a) Each Borrower hereby acknowledges, confirms and agrees that Lender has and shall continue to have a security interest in and lien upon the Collateral heretofore granted to Lender pursuant to the Existing Agreements to secure the Obligations, as well as any Collateral granted under this Agreement or under any of the other Financing Agreements or otherwise granted to or held by any Lender.

          (b) The liens and security interests of Lender in the Collateral shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests, whether under the Existing Agreements, this Agreement or any of the other Financing Agreements.

     13.3 Existing Agreements.  Each Borrower hereby acknowledges, confirms and
          -------------------
agrees that: (a) each of the Existing Agreements has been duly executed and delivered by such Borrower and is in full force and effect as of the date hereof and (b) the agreements and obligations of such Borrower contained in the Existing Agreements constitute the legal, valid and binding obligations of such Borrower enforceable against it in accordance with their respective terms and such Borrower has no valid defense to the enforcement of such obligations and
(c) Lender is entitled to all of the rights and remedies provided for in the Existing Agreements.

     13.4 Restatement.
          -----------

          (a) Except as otherwise stated in Section 13.2 hereof and this Section 13.4, as of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Agreements are hereby amended and restated in their entirety, and as so amended and restated, replaced and superseded, by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement and the other Financing Agreements, except that nothing herein or in the other Financing Agreements shall impair or
------
adversely affect the continuation of the joint and several liability of Borrowers for the Obligations heretofore granted, pledged and/or assigned to Lender. The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the indebtedness and other obligations and liabilities of Borrowers evidenced by or arising under the Existing Agreements, and the liens and security interests securing such indebtedness and other obligations and liabilities, which shall not in any manner be impaired, limited, terminated, waived or released.

          (b) The principal amount of the loans and letter of credit accommodations outstanding as of the date hereof under the Existing Agreements shall be allocated to the Loans hereunder in such manner and in such amounts as Lender shall determine.



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                                       58

    IN WITNESS WHEREOF, Lender and Borrowers have caused these presents to be duly executed as of the day and year first above written.

LENDER                              BORROWERS
------                              ---------

CONGRESS FINANCIAL                  CENTRAL GARDEN & PET COMPANY
CORPORATION (WESTERN)

By: /s/ Gary Whitaker               By: /s/ Lee D. Hines, Jr.
   -----------------------             -------------------------------


Title: Vice President               Title: Chief Financial Officer
      --------------------                ----------------------------


Address:                            Chief Executive Office:
--------                            -----------------------
251 South Lake Avenue               3697 Mount Diablo Boulevard
9th Floor                           Suite 310
Pasadena, California 91101          Lafayette, California 94549



                                    MATTHEWS REDWOOD AND   NURSERY SUPPLY, INC.
                                    ------------------------------------------

                                    By: /s/ Lee D. Hines, Jr.
                                       -------------------------------

                                    Title: Vice President
                                          ----------------------------


                                    Chief Executive Office:
                                    ----------------------
                                    6665 Hardaway Road
                                    Stockton, California 95215



                       [SIGNATURES CONTINUE ON NEXT PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                                    FOUR PAWS PRODUCTS, LTD.

                                    By: /s/ Lee D. Hines, Jr.
                                       -------------------------------

                                    Title: Vice President
                                          ----------------------------


                                    Chief Executive Office:
                                    ----------------------
                                    50 Wireless Boulevard
                                    Hauppauge, New York 11788


                                    EZELL NURSERY SUPPLY, INC.

                                    By: /s/ Lee D. Hines, Jr.
                                       -------------------------------

                                    Title: Vice President
                                          ----------------------------

                                    Chief Executive Office:
                                    ----------------------
                                    15620 Shoemaker Drive
                                    Santa Fe Springs, California 90670


                                    KAYTEE PRODUCTS INCORPORATED

                                    By: /s/ Lee D. Hines, Jr.
                                       -------------------------------

                                    Title: Vice President
                                          ----------------------------

                                    Chief Executive Office:
                                    ----------------------
                                    521 Clay Street
                                    Chilton, Wisconsin 53014



                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                                    T.F.H. PUBLICATIONS, INC.

                                    By: /s/ Lee D. Hines, Jr.
                                       ------------------------------

                                    Title: Vice President
                                          ---------------------------

                                    Chief Executive Office:
                                    ----------------------
                                    1 T.F.H. Plaza
                                    3rd Avenue and Union Avenue
                                    Neptune, New Jersey 07753


                                    NORCAL POTTERY PRODUCTS, INC.

                                    By: /s/ Lee D. Hines, Jr.
                                       ------------------------------

                                    Title: Vice President
                                          ---------------------------

                                    Chief Executive Office:
                                    ----------------------
                                    2091 Williams Street
                                    San Leandro, California 94577


                                    WELLMARK INTERNATIONAL

                                    By: /s/ Lee D. Hines, Jr.
                                       ------------------------------

                                    Title: Vice President
                                          ---------------------------

                                    Chief Executive Office:
                                    ----------------------
                                    1100 East Woodfield Road
                                    Suite 500
                                    Schaumburg, Illinois 60173

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